Black Knight, Inc.

First Quarter 2018 Earnings Results

May 7, 2018

Black Knight Inc.

Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate.
© 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: security breaches against our information systems; our ability to maintain and grow our relationships with our customers; changes to the laws, rules and regulations that affect our and our customers’ businesses; our ability to adapt our services to changes in technology or the marketplace; the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation; changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry; risks associated with the availability of data; the effects of our existing leverage on our ability to make acquisitions and invest in our business; our ability to successfully integrate strategic acquisitions; risks associated with our spin-off from Fidelity National Financial, Inc. (“FNF”), including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation contains non-GAAP financial information, including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Earnings and Adjusted Net Earnings Per Share. These are important financial performance measures for us, but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial performance measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company. These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net earnings, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. We have not provided a reconciliation of forward-looking Adjusted Net Earnings Per Share and Adjusted EBITDA to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise, as not all of the information necessary for a quantitative reconciliation is available to us without unreasonable effort. See the Appendix for further information. Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 2 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

GAAP Financial Highlights Metrics First Quarter 2018 Revenues $270.3 million, +5% Net earnings attributable to $42.7 million Black Knight Net earnings per share attributable to Black Knight - $0.29 diluted Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 3 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Non-GAAP Financial Highlights Metrics(1) First Quarter 2018 Adjusted Revenues $271.2 million, +5% Adjusted EBITDA $129.9 million, +9% Adjusted EBITDA Margin 47.9%, +190 bps Adjusted Net Earnings $64.1 million, +42% Adjusted Net Earnings Per $0.43, +43% Share (1) See appendix for non-GAAP reconciliations Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 4 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Software Solutions Adjusted Revenues(1) (in millions) First Quarter Highlights . Servicing software growth driven by +5% Y/Y growth strong loan growth on our core servicing software solution from new $223 $234 and existing clients, price increases and new client wins . Origination software declined as increased professional services and new client wins were more than offset by lower Exchange volumes and client Q1 2017 Q1 2018 contract termination fees in the prior year quarter Adjusted EBITDA Margin(1) (%) . Adjusted EBITDA Margin expansion of +240 bps Y/Y 240 basis points for the quarter expansion 56.2% 58.6% Q1 2017 Q1 2018 (1) Adjusted Revenues and Adjusted EBITDA Margin for the Software Solutions segment are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. Therefore, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 5 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Data and Analytics Adjusted Revenues(1) (in millions) First Quarter Highlights . Adjusted Revenues increase primarily +3% Y/Y growth driven by growth in our multiple listing service business and increased volumes in our tax and title data $36 $38 businesses . Adjusted EBITDA Margin expansion of 390 basis points for the quarter Q1 2017 Q1 2018 Adjusted EBITDA Margin(1) (%) +390 bps Y/Y expansion 22.9% 19.0% Q1 2017 Q1 2018 (1) Adjusted Revenues and Adjusted EBITDA Margin for the Data and Analytics segment are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. Therefore, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 6 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Debt Summary (in millions) As of 03/31/18 Maturity Interest Rate Cash and Cash Equivalents $ 10 Revolver ($500mm) 137 2022 LIBOR + 150bps Term A Loan 991 2022 LIBOR + 150bps Term B Loan 389 2022 LIBOR + 225bps / 75bps floor Total Long-term Debt(1) $1,517 Net Debt $1,507 LTM 03/31/18 Adjusted EBITDA(2) $ 516 Total Debt / LTM Adjusted EBITDA(2) 2.9x Net Debt / LTM Adjusted EBITDA(2) 2.9x (1) Excludes original issue discount and debt issuance costs (2) See appendix for non-GAAP reconciliations Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 7 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Full Year 2018 Financial Guidance

Financial Metric	Guidance
Revenues	$1,102 million to $1,122 million
Adjusted Revenues	$1,105 million to $1,125 million
Adjusted EBITDA	$530 million to $545 million
Adjusted Net Earnings Per Share	$1.73 to $1.81

Full year 2018 guidance is based upon the following estimates and assumptions:

- Interest expense of ~$56 million
- Depreciation and amortization expense of ~$125 million (excluding incremental depreciation and amortization expense resulting from purchase accounting)
- Adjusted effective tax rate of ~27%
- Diluted weighted-average shares outstanding of ~148 million shares
- CAPEX of ~$100 million

Black Knight Inc.
Confidential, Proprietary and/or Trade Secret
TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate.
© 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.
8

Appendix Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 9 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Non-GAAP Financial Measures Adjusted Revenues – We define Adjusted Revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other. This adjustment for the full year 2018 is expected to be approximately $2.5 million. Adjusted EBITDA – We define Adjusted EBITDA as Net earnings, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to: (i) Depreciation and amortization; (ii) Interest expense; (iii) Income tax expense (benefit); (iv) Other expense, net; (v) deferred revenue purchase accounting adjustment; (vi) equity-based compensation, including related payroll taxes; (vii) costs associated with debt and/or equity offerings, including the spin-off of Black Knight from FNF (the “Distribution”); and (viii) spin-off related transition costs. These adjustments are reflected in Corporate and Other. Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues. Adjusted Net Earnings – We define Adjusted Net Earnings as Net earnings with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to: (i) the net incremental depreciation and amortization adjustments associated with the application of purchase accounting; (ii) deferred revenue purchase accounting adjustment; (iii) equity-based compensation, including related payroll taxes; (iv) costs associated with debt and/or equity offerings, including the Distribution; (v) spin- off related transition costs; (vi) significant legal and regulatory matters; and (vii) adjustment for income tax expense assuming the conversion of all the shares of Class B common stock into shares of Class A common stock prior to the Distribution and the tax effect of the non-GAAP adjustments. Our adjusted effective tax rate was 26.6% and 37.0% for the three months ended March 31, 2018 and 2017, respectively. Adjusted Net Earnings Per Share – For the periods prior to the Distribution, we calculate per share amounts assuming the exchange of all shares of Class B common stock into shares of Class A common stock at the beginning of the respective period. We also include the dilutive effect of any unvested restricted shares of common stock. Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 10 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Non-GAAP Reconciliations: Adjusted Revenues Three months ended March 31, (in millions) 2018 2017 Revenues $ 270.3 $ 258.1 Deferred revenue purchase accounting adjustment 0.9 1.4 Adjusted Revenues $ 271.2 $ 259.5 Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 11 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Non-GAAP Reconciliations: Adjusted EBITDA Three months ended LTM ended March 31, March 31, (in millions) 2018 2017 2018 Net earnings $ 42.7 $ 33.9 $ 263.0 Depreciation and amortization 51.4 52.8 205.1 Interest expense 12.8 16.7 53.6 Income tax expense (benefit) 12.5 6.0 (55.3) Other expense, net 0.2 2.0 10.8 EBITDA 119.6 111.4 477.2 Deferred revenue purchase accounting adjustment 0.9 1.4 4.0 Equity-based compensation 8.1 5.4 21.9 Debt and/or equity offering expenses 0.5 1.2 6.8 Spin-off related transition costs 0.8 — 6.4 Adjusted EBITDA $ 129.9 $ 119.4 $ 516.3 Adjusted EBITDA Margin (%) 47.9% 46.0% Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 12 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Non-GAAP Reconciliation: Adjusted Net Earnings Three months ended March 31, (in millions, except per share data) 2018 2017 Net earnings $ 42.7 $ 33.9 Depreciation and amortization purchase accounting adjustment 21.5 22.0 Deferred revenue purchase accounting adjustment 0.9 1.4 Equity-based compensation 8.1 5.4 Debt and/or equity offering expenses 0.5 3.2 Spin-off related transition costs 1.0 — Legal and regulatory matters 0.1 — Income tax expense adjustment (10.7) (20.6) Adjusted Net Earnings $ 64.1 $ 45.3 Adjusted Net Earnings Per Share $ 0.43 $ 0.30 Weighted Average Adjusted Shares Outstanding 149.2 152.9 Confidential, Proprietary and/or Trade Secret Black Knight Inc. TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. 13 © 7 May 2018 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.